UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 26, 2020

AVAYA HOLDINGS CORP.
(Exact Name of Registrant as Specified in its Charter)

Delaware		001-38289	26-1119726
(State or Other Jurisdiction of Incorporation)		(Commission File Number)	(IRS Employer Identification No.)

4655 Great America Parkway
Santa Clara,	California		95054
(Address of Principal Executive Office)			(Zip Code)
Registrant's telephone number, including area code: (908) 953-6000
N/A
(Former Name or Former Address, if Changed Since Last Report)
 ____________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	AVYA	New York Stock Exchange

Item 7.01 Regulation FD Disclosure

On February 26, 2020, members of senior management of Avaya Holdings Corp. (the “Company”) will be making a presentation at the JPMorgan High Yield & Leveraged Finance Conference in Miami, Florida to cover, among other things, the Company’s market opportunity, strategic direction, the Company’s initiatives and a financial overview. A copy of the presentation materials is furnished as Exhibit 99.1 and is available on the Company’s investor relations website at https://investors.avaya.com. These presentation materials will also be used in management meetings with certain analysts and investors in the upcoming months.

Investors and others should note that the Company announces material financial information to its investors using the investor page of the Company’s website https://investors.avaya.com, or in filings with the Securities and Exchange Commission, press releases, public conference calls and webcasts. The Company uses these channels to communicate with its stockholders and the public about the Company, its business and other issues. Therefore, the Company encourages investors, the media and others interested in the Company to review information posted on the investor page noted above.

This information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.
Item 9.01 Financial Statements and Exhibits

(d)    Exhibits

Exhibit	Exhibit Name
99.1	Slides, dated February 2020, entitled "Investor Relations Update"

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AVAYA HOLDINGS CORP.
Date: February 26, 2020	By:	/s/ Kevin Speed
	Name:	Kevin Speed
	Title:	Vice President, Controller and Chief Accounting Officer